SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [ ]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              MEREDITH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                          [LOGO] MEREDITH CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 10, 1997

                               ------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B stock of Meredith Corporation (hereinafter called the "Company") will be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 10, 1997, at 10:00 A.M., local time, for the following purposes:

     (1) To elect four Class II directors for terms expiring in 2000, as provided in the Bylaws of the Company.

     (2) To elect one Class III director for a term expiring in 1998, as provided in the Bylaws of the Company.

     (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     By resolution of the Board of Directors, only holders of record of the Company's common stock and class B stock at the close of business on September 11, 1997, are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof.

                                     By Order of the Board of Directors,

                                            THOMAS L. SLAUGHTER
                                     VICE PRESIDENT - GENERAL COUNSEL
                                              AND SECRETARY

Des Moines, Iowa
October 1, 1997

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                          [LOGO] MEREDITH CORPORATION

                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 10, 1997

                               ------------------


                                  INTRODUCTION

     This Proxy Statement is being sent to stockholders on or about October 1, 1997, in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (the "Company") to be used in voting at the Annual Meeting of holders of common stock and class B stock of the Company to be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 10, 1997, at 10:00 A.M., local time, and at any adjournment or adjournments thereof.

     YOU ARE REQUESTED TO SIGN AND COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) IN THE ENCLOSED ENVELOPE.

     Proxies in such form, if duly signed and received in time for voting, will be voted in accordance with the directions of the stockholders. If no instructions are specified in a proxy, the proxy will be voted by the proxy holders FOR the election as directors of the nominees hereinafter named and in their discretion upon such matters not presently known or determined which may properly come before the meeting.

     The affirmative vote of a majority of the total number of votes entitled to be cast represented by shares present in person or by proxy, a quorum being present, is required to elect directors and for any other matters which may properly come before the meeting.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     The giving of a proxy does not preclude the right to vote in person or by means of a subsequent proxy should the person giving the proxy so desire. Any proxy may be revoked by giving notice to the Company in writing prior to the meeting or in open meeting, but such revocation shall not affect any vote previously taken.

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mail, through brokers and banking institutions, and by officers and regular employees of the Company.


                             SHARES ENTITLED TO VOTE

     Each holder of common stock of record at the close of business on September 11, 1997, is entitled to one vote per share so held on all matters to come before the meeting. At the close of business on September 11, 1997, there were outstanding and entitled to vote at the Annual Meeting 41,080,153 shares of common stock of the Company. Each holder of record of class B stock at the close of business on September 11, 1997, is entitled to ten votes per share so held on all matters to come before the meeting. At the close of business on September 11, 1997, there were outstanding and entitled to vote at the Annual Meeting 12,018,708 shares of class B stock of the Company, for a total of 161,267,233 votes.

     In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes, including votes to "withhold authority," will be counted. If an individual has signed a proxy card but failed to indicate a vote "for," "withhold authority," or "for all except," such proxy will be voted FOR the election as directors of the nominees therein named.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. In addition, in some cases, the same securities may be listed in more than one column opposite the same person's name in the table (as for example when a person holds sole dispositive power but shared voting power with respect to shares). The total number of the Company's shares as listed in the table (excluding stock options that are presently exercisable or will become exercisable within sixty (60) days following the date of this Proxy Statement), after elimination of such duplication is 8,958,029 shares of common stock (approximately 22% of the outstanding common stock) and 11,059,656 shares of class B stock (approximately 90% of the outstanding class B stock).

     For all purposes of this Proxy Statement, all references to numbers of shares and per share prices reflected herein have been adjusted to reflect a two-for-one stock split of the Company's stock in the form of a stock dividend effected March 14, 1997.

     Set forth below is information as of June 30, 1997 (unless otherwise indicated), concerning each person who is known to management to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities, and security ownership by management.

                                                      COMMON STOCK OWNED                CLASS B STOCK OWNED (2)
                                            ------------------------------------    -------------------------------
                                             SOLE VOTING     SHARED                 SOLE VOTING     SHARED
                                                 OR        VOTING OR                    OR        VOTING OR
                                             INVESTMENT    INVESTMENT     % OF      INVESTMENT    INVESTMENT  % OF
NAME AND ADDRESS                                POWER        POWER      CLASS(1)      POWER         POWER     CLASS
-------------------------------------------  ----------    ----------   --------    -----------   ----------  -----
(a) BENEFICIAL OWNERS OF MORE THAN 5%

 E.T. Meredith III, Director (3)(4) .......   3,829,507      92,412        20%       5,239,774       92,412    43%
  1716 Locust Street
  Des Moines, Iowa 50309-3023

 Frederick B. Henry, Director (3)(4)(8) ...     312,688     109,160         9%       1,747,048    1,579,108    27%
  100 West Hallam Street
  Aspen, Colorado 81611

 Patrick Henry, Jr. (3)(6) ................           0      52,000         3%               0    1,374,528    11%
  P.O. Box 3077
  Aspen, Colorado 81611

 Norwest Corporation (5)(6) ...............           0      52,000         5%         486,200    1,371,932    15%
  Norwest Center
  Sixth and Marquette
  Minneapolis, Minnesota 55479-1026

 Fidelity Investments (6) .................   3,757,092           0         9%               0            0     0
  FMR Corp
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

(b) DIRECTORS, NOT LISTED ABOVE, INCLUDING
    NOMINEES, AND NAMED EXECUTIVE OFFICERS

  Leo R. Armatis, Vice President -
    Corporate Relations (4)(7)(9) .........     149,189      20,000         1%             771            0     *
  Herbert M. Baum, Director (8) ...........      18,382           0         *                0            0     0

                                                         COMMON STOCK OWNED                CLASS B STOCK OWNED (2)
                                               -------------------------------------- ----------------------------------
                                                SOLE VOTING     SHARED                 SOLE VOTING     SHARED
                                                    OR        VOTING OR                    OR        VOTING OR
                                                INVESTMENT    INVESTMENT     % OF      INVESTMENT    INVESTMENT   % OF
NAME AND ADDRESS                                   POWER        POWER      CLASS (1)      POWER        POWER     CLASS
----------------------------------------------  ----------    ----------   --------    -----------   ----------  -----
  Mary Sue Coleman, Director (8) .............           0           0         0               0             0      0
  Pierson M. Grieve, Director (8) ............      30,500           0         *               0             0      0
  Larry D. Hartsook, Vice President -
   Finance (7)(9) ............................      82,382           0         *               0             0      0
  Joel W. Johnson, Director (8) ..............      12,956           0         *               0             0      0
  Philip A. Jones, President -
   Broadcasting Group (4)(9) .................     362,388      20,000        2%               0             0      0
  William T. Kerr, Director,
   President & CEO (4)(7)(9) .................     579,130      10,000        3%               0             0      0
  Robert E. Lee, Director (8) ................      26,064           0         *           2,800             0      *
  Richard S. Levitt, Director (4)(8) .........      31,552      24,000         *               0        24,000      *
  Christopher M. Little, President -
   Publishing Group (7)(9) ...................     313,194           0        1%               0             0      0
  Nicholas L. Reding, Director (8) ...........      22,844           0         *               0             0      0
  Jack D. Rehm, Director,
   Chairman of the Board (4)(7)(9) ...........     782,617       1,344        3%          45,459         1,344      *
  Barbara S. Uehling, Director (8) ...........      29,518           0         *             400             0      *

(c) ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
    GROUP (3)(4)(5)(6)(7)(10)
    (18 persons) .............................   6,854,585     282,956        35%      7,038,589     1,696,864     71%

---------------------------
*Less than one percent.

(1) The calculation of percentage of class of Common Stock Owned includes any amounts of common stock deemed to be owned by the stockholder as a result of the stockholder's ownership of class B stock which is convertible, share for share, into common stock. Any such conversion would have the effect of reducing a stockholder's percentage ownership of class B stock.

(2) Class B stock is not transferable except to members of the family of the holder and certain other related entities. Class B stock, however, is convertible, share for share, at any time into fully transferable common stock without the payment of any consideration.

(3) Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named stockholder of beneficial ownership of these shares for any other purpose.

(4) Includes shares beneficially owned by spouses and relatives living in the same home with the named individuals.

(5) Includes shares beneficially owned by Norwest Bank Iowa, N.A., as trustee, a subsidiary of Norwest Corporation.

(6) Information as of December 31, 1997, based on Schedule 13G filed with the Securities and Exchange Commission and/or information provided by Norwest Bank Iowa, N.A., the trustee.

(7) Includes shares held by Norwest Bank Iowa, N.A., as trustee under the Meredith Savings and Investment Plan for the benefit of certain officers, which shares are voted by the trustee only at the direction of the individual plan participants. The inclusion of these shares is not to be taken as an admission by the respective officers of ownership of these shares for any other purpose.

(8) Includes shares which are subject to presently exercisable stock options or options exercisable within sixty (60) days following the date of this Proxy Statement by non-employee directors under the Company's 1993 Stock Option Plan for Non-Employee Directors as follows: 8,800 shares for Messrs. Herbert M. Baum, Frederick B. Henry and Joel W. Johnson; 12,400 shares for Mr. Pierson M. Grieve; 12,800 shares for Messrs. Robert E. Lee, Richard S. Levitt and Nicholas L. Reding; and 11,200 shares for Dr. Barbara S. Uehling.

(9) Includes shares which are subject to presently exercisable stock options or options exercisable within sixty (60) days following the date of this Proxy Statement by executive officers under the Company's 1992 and 1996 Stock Incentive Plans as follows: 497,392 shares for Jack D. Rehm; 455,368 shares for William T. Kerr; 312,228 shares for Philip A. Jones; 269,256 shares for Christopher M. Little; 39,680 shares for Larry D. Hartsook; and 128,636 shares for Leo R. Armatis.

(10) Includes 1,988,604 shares which are subject to presently exercisable stock options or options exercisable within sixty (60) days following the date of this Proxy Statement by the directors and the named executive officers as a group.

                              ELECTION OF DIRECTORS

     The Restated Articles of Incorporation provide that the Board of Directors shall consist of not fewer than three nor more than 15 persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The last resolution provided for 12 directors. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

     Listed below are the four persons who have been nominated as Class II directors to serve three-year terms to expire in 2000. All nominees are currently serving as directors and were previously elected by the stockholders. Also listed below is Dr. Mary Sue Coleman, who was nominated as a Class III director to serve a term expiring in 1998. Dr. Coleman was elected as a director by the Board of Directors at its meeting on August 12, 1997, to fill a vacancy due to the retirement of Robert A. Burnett. Should any of these nominees become unable to serve prior to the upcoming Annual Meeting, an event which is not anticipated by the Company, the proxies, except those from stockholders who have given instructions to withhold voting for the following nominees, will be voted for such other person as the Compensation/Nominating Committee may nominate. Certain information concerning each of the four nominees for Class II directors, Dr. Coleman and each of the continuing directors is set forth below.


                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS -
                             TERMS TO EXPIRE IN 2000

                                YEAR
                            FIRST ELECTED              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      NOMINEE         AGE   AS A DIRECTOR            DURING THE PAST FIVE YEARS AND OTHER INFORMATION
--------------------  ---   -------------  ------------------------------------------------------------------
Herbert M. Baum       60        1994       Chairman and Chief Executive Officer, Quaker State Corporation
                                           (producer of motor oil and lubricants and marketer of products and services in the automotive aftermarket), July 1995 to present;
                                           President, Chairman and Chief Executive Officer, Quaker State
                                           Corporation, 1993 to June 1995; Executive Vice President and
                                           President, Campbell North and South America, Campbell Soup
                                           Company (producer and marketer of food products), 1992 to
                                           1993. Mr. Baum is a director of Quaker State Corporation,
                                           Whitman Corporation and Dial Corporation.

Frederick B. Henry    51        1969       President, The Bohen Foundation (private charitable foundation),
                                           1985 to present.

William T. Kerr       56        1994       President and Chief Executive Officer, Meredith Corporation,
                                           January 1997 to present; President and Chief Operating Officer,
                                           Meredith Corporation, July 1994 to December 1996; President-
                                           Magazine Group and Executive Vice President, Meredith
                                           Corporation, 1991 to 1994. Mr. Kerr is a director of Principal
                                           Mutual Life Insurance Company.

Nicholas L. Reding    62        1992       Vice Chairman, Monsanto Company (diversified company in
                                           pharmaceuticals, food products and agricultural chemicals), 1992 to present. Mr. Reding is a director of Monsanto Company,
                                           International Multifoods Corporation and CPI Corporation.

                 NOMINEE FOR ELECTION AS A CLASS III DIRECTOR -
                             TERM TO EXPIRE IN 1998

                              YEAR
                          FIRST ELECTED              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
     NOMINEE        AGE   AS A DIRECTOR            DURING THE PAST FIVE YEARS AND OTHER INFORMATION
------------------  ---   -------------  -------------------------------------------------------------------
Mary Sue Coleman    53        1997       President, The University of Iowa, 1995 to present; Provost,
                                         University of New Mexico, 1993 to 1995; Vice Chancellor, University
                                         of North Carolina, 1991 to 1993. Dr. Coleman is a director of
                                         Gaylord Container Corporation and Norwest Bank Iowa, N.A.

             DIRECTORS CONTINUING IN OFFICE AS CLASS III DIRECTORS -
                             TERMS TO EXPIRE IN 1998


                                YEAR
                            FIRST ELECTED             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      DIRECTOR        AGE   AS A DIRECTOR           DURING THE PAST FIVE YEARS AND OTHER INFORMATION
--------------------  ---   -------------  -----------------------------------------------------------------
Joel W. Johnson       54        1994       Chairman, President and Chief Executive Officer, Hormel Foods
                                           Corporation (producer and marketer of meat and food products),
                                           December 1995 to present; President and Chief Executive Officer,
                                           Hormel Foods Corporation, 1993 to December 1995; President,
                                           Hormel Foods Corporation, 1992 to 1993. Mr. Johnson is a
                                           director of Hormel Foods Corporation and Ecolab, Inc.

Richard S. Levitt     67        1971       Chairman and Chief Executive Officer, Nellis Corporation (private capital management), 1988 to present. Mr. Levitt is a director of
                                           Gaylord Container Corporation, Norwest Corporation and Norwest
                                           Bank Iowa, N.A.

E. T. Meredith III    64        1966       Chairman of the Executive Committee, Meredith Corporation,
                                           1988 to present.

             DIRECTORS CONTINUING IN OFFICE AS CLASS I DIRECTORS -
                            TERMS TO EXPIRE IN 1999

                                YEAR
                            FIRST ELECTED             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      DIRECTOR        AGE   AS A DIRECTOR           DURING THE PAST FIVE YEARS AND OTHER INFORMATION
--------------------  ---   -------------  -----------------------------------------------------------------
Pierson M. Grieve     69        1985       Chairman and Chief Executive Officer, Retired, Ecolab, Inc.
                                           (developer and marketer of cleaning, sanitizing and maintenance products and services), December 1995 to present; Chairman,
                                           Ecolab, Inc., March 1995 to December 1995; Chairman and Chief
                                           Executive Officer, Ecolab, Inc., January 1983 to March 1995. Mr.
                                           Grieve is a director of St. Paul Companies, Inc.; Norwest
                                           Corporation; U S West Inc.; Minnegasco, a subsidiary of Houston
                                           Industries; and Danka Business Systems, PLC.

Robert E. Lee         62        1982       Executive Director, Emeritus, The Denver Foundation (community foundation), 1996 to present; Executive Director, The Denver
                                           Foundation, 1989 to 1996. Mr. Lee is a director of Equitable of
                                           Iowa Companies, Storage Technology Corporation and Source
                                           Capital Corporation.

Jack D. Rehm          64        1988       Chairman of the Board, Meredith Corporation, July 1992 to
                                           present; Chief Executive Officer, Meredith Corporation, 1989 to
                                           December 1996; President, Meredith Corporation, 1988 to July
                                           1994. Mr. Rehm is a director of Equitable of Iowa Companies,
                                           International Multifoods Corporation and Norwest Bank Iowa,
                                           N.A.

Barbara S. Uehling    65        1980       Executive Director of the Business - Higher Education Forum
                                           (non-profit organization that addresses issues of mutual concern to business and higher education), February 1995 to present;
                                           Interim Director of the Business - Higher Education Forum,
                                           July 1994 to February 1995; Chancellor, University of California,
                                           Santa Barbara, 1987 to July 1994.

                                BOARD COMMITTEES

     There are five standing committees of the Board of Directors:

     AUDIT COMMITTEE. The members of this committee are Messrs. Levitt (Chairman), Henry and Lee and Drs. Coleman and Uehling. The committee is composed entirely of non-employee directors. The committee reviews with the Company's outside auditors the scope and results of the annual audit, determines the responsibilities and scope of the Company's internal audit department and carries on such other activities as required to give additional assurances regarding financial information used by the Board and distributed to outsiders.

     COMPENSATION/NOMINATING COMMITTEE. The members of this committee are Messrs. Lee (Chairman), Henry, Levitt and Reding. The committee is composed entirely of non-employee directors. The committee reviews and approves changes in corporate officers' salaries and salary administration plans and programs, approves prior to adoption any management incentive, bonus or stock plans or agreements and administers such plans as required. The committee nominates directors to serve on the Board. The committee will consider stockholder recommendations for directors sent to the Compensation/Nominating Committee, c/o Thomas L. Slaughter, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

     EXECUTIVE COMMITTEE. The members of this committee are Messrs. Meredith (Chairman), Kerr, Levitt and Rehm. The committee has, during intervals between meetings of the Board, all the authority of the Board in management of the business except for the authority to declare dividends, fix compensation of any members of the committee, amend or repeal certain resolutions of the Board, or make fundamental changes in the corporate structure of the Company.

     FINANCE COMMITTEE. The members of this committee are Messrs. Reding (Chairman), Baum, Grieve, Johnson and Lee. The committee advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing plans and annual operating and capital budgets. It also provides financial advice and counsel to management, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal, supervises corporate investment portfolios and reviews capital expenditure requests by management within the limits established by the Board.

     PENSION COMMITTEE. The members of this committee are Messrs. Grieve (Chairman), Baum, Henry and Johnson and Dr. Uehling. The committee reviews pension plans and amendments to ascertain that they are being administered in accordance with their terms and are providing authorized benefits, reviews levels and types of benefits and recommends changes. The committee recommends to the Board investment objectives for pension funds, reviews the performance of the funds and recommends to the Board such committees it deems desirable for the administration of the pension plans.

     During fiscal year 1996-97, the full Board met seven times, the Audit, Finance and Compensation/Nominating Committees each met four times, the Pension Committee met twice and the Executive Committee met three times. All directors attended more than 75% of all meetings of the full Board and the respective committees on which they served during fiscal year 1996-97.

     Effective with the Annual Meeting held November 11, 1996, the compensation program for non-employee directors who are not expected to retire from service on the Board on or before February 2, 1998, was changed to provide for a $35,000 annual retainer with an additional $3,000 annual retainer for committee chairpersons. Under the 1990 Restricted Stock Plan for Non-Employee Directors, as amended (the "1990 Plan"), directors have the opportunity to receive either all or 50% of the annual retainer (including the chairperson retainer) in either restricted stock or stock equivalents equal to 105% of the amount of the annual retainer converted. Each new non-employee director receives 1,200 shares of restricted stock upon election to the Board. The restricted stock vests on the fifth anniversary of the date of the grant. Stock equivalents are converted to shares of Company common stock and delivered to the director upon the director's retirement from the Board. During fiscal year 1996-97, all non-employee directors, with two exceptions, elected to receive all or 50% of their retainer in restricted stock or stock equivalents.

     The 1993 Stock Option Plan for Non-Employee Directors, as amended (the "1993 Plan"), is a further encouragement of directors' ownership of the Company's stock. Each non-employee director expected to retire after February 2, 1998, receives an option to purchase 6,000 shares of Company common stock on the day following the Annual Meeting of Stockholders at an exercise price equal to the average of the high and low market prices on the date of the grant. Effective with the November 11, 1996, Annual Meeting, the non-employee director pension and life insurance programs were ended for directors with anticipated retirement dates after February 2, 1998. The accrued pension balances for those directors were converted into stock equivalents as of that date and credited to each director's account under the 1990 Plan.

     Those directors who anticipate retirement from the Board prior to February 2, 1998, remain in the prior compensation program receiving an annual retainer of $22,000 and $800 for each committee meeting ($600 for telephone meetings) and each board meeting attended, with a $200 meeting supplement for committee chairpersons. Each of those directors may participate in the 1990 Plan, each receives annual options to purchase 4,000 shares of Company common stock and each remains in the life insurance and pension program. The pension program provides a monthly retirement benefit equal to 1/12 of the annual retainer fee at the time of retirement for a period equal to the number of full calendar months during which the director served on the Board, not to exceed 120 months, or a lump sum amount equal to the present value of such benefit. As of the date of this Proxy Statement, only one active director remains under this compensation program. Employee directors receive no compensation for Board service.


                      REPORT OF THE COMPENSATION/NOMINATING
                       COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation/Nominating Committee reviews, considers and approves changes in the compensation of the Company's officers. The Committee administers various stock and other compensation-related plans provided for the benefit of the Company's officers, directors, and other key managers, with the purpose of encouraging the participants to achieve the Company's performance goals and to align the interests of the participants with the interests of the Company's stockholders. The Compensation/Nominating Committee is composed entirely of independent outside directors. There are no Compensation Committee interlocks and there is no insider participation on the Committee. The Committee has provided the following report on executive compensation for inclusion in this Proxy Statement:

COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy has the following objectives:

     (1) To provide compensation opportunities competitive with those available at comparable firms in the specific industries in which the Company conducts its businesses and the national marketplace;

     (2) To provide the opportunity to earn beyond competitive levels if superior operating performance and stockholder returns are achieved;

     (3) To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior stockholder returns;

     (4) To provide clear, controllable and measurable objectives for the executives to meet; and

     (5) To attract, retain and motivate top-caliber executives in each market segment in which the Company competes.

     Pay for performance, which is directly linked to both short-term and long-term compensation, is the foundation of the compensation program for the Company's Chief Executive Officer and other executive officers. Mr. Jack D. Rehm served as the Company's Chief Executive Officer through December 31, 1996. Mr. William T. Kerr became the Company's Chief Executive Officer on January 1, 1997. Compensation information on both gentlemen is presented below.

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and to each of the named executive officers to $1,000,000 annually. The Committee believes that it is in the best interests of the Company to receive maximum tax deductibility for compensation paid to the CEO and the other executive officers under Section 162(m). The Committee has adopted or approved appropriate changes to the Company's long-term and short-term incentive programs to provide for the deductibility of compensation received under the plans, but reserves the right to provide for compensation to the CEO and other executive officers, that may not be deductible, if in the best interests of the Company and the stockholders.

CEO AND EXECUTIVE OFFICER COMPENSATION PROGRAM ELEMENTS

     Periodic media and general industry competitive market reviews of executive compensation are conducted with the assistance of outside compensation consultants. The Company's compensation program strives to be competitive in relation to the market data available. The Committee establishes CEO and other executive officer base salaries within the mid-range of the market survey data. Short-term and long-term incentive targets are set in the same manner. Superior performance may result in compensation beyond the mid-range.

     BASE SALARY. Salaries for the CEO and executive officer group are based on the marketplace value of each job and on individual contributions and performance. The performance of the CEO and each executive officer is reviewed annually by the Committee. Salary increases are based primarily on the annual merit reviews. The rates of increase are tied to both individual performance and general executive compensation trends.

     Mr. Rehm's annual base salary, pursuant to his employment contract, was $600,000 for the 1996-97 fiscal year. Effective January 1, 1997, Mr. Kerr's salary was increased to $550,000 for the balance of the 1996-97 fiscal year, pursuant to the terms of his employment contract, and to reflect the additional responsibilities he assumed on that date. Messrs. Rehm's and Kerr's salaries are within the mid-range of salaries for comparable positions as reported in the competitive markets surveyed.

     SHORT-TERM INCENTIVE PROGRAM. The Company's Management Incentive Plan provides the CEO and other executive officers with an annual incentive to attain established financial and overall performance targets. For the 1996-97 fiscal year, at least 85% of the incentive awards to the CEO and all other executive officers was based on specific financial targets relating to earnings and cash flow, with the balance relating to predetermined qualitative organizational objectives.

     The goals for each participant are reviewed and revised annually in connection with the approval of the budget for the upcoming fiscal year. For the 1996-97 fiscal year, the incentive payments for goal achievement for the CEO were set at 50% of base salary for achieving target and up to 130% of base salary for achieving performance above target. The incentive payments for the other executive officers were 40% for achieving target and up to 100% for achieving performance above target. At each quarterly meeting of the Committee, the progress of the CEO and the other executive officers toward meeting the quantitative goals established for the fiscal year was reviewed.

     For the 1996-97 fiscal year, the Company exceeded the target financial performance goals established by the Committee at the beginning of the year for Messrs. Rehm and Kerr each to receive his incentive award. Mr. Rehm received an incentive award of $750,000, and Mr. Kerr received an incentive award of $687,500. The awards were determined primarily by the fact that the Company significantly exceeded budgeted earnings and cash flow. Other factors considered by the Committee in determining the awards were the further strengthening of the Company's core businesses through strategic acquisitions and alliances and the continued strong performance of the Company's return on equity. In addition, the Committee recognized the 39% improvement in the price of the Company's common stock during the fiscal year.

     For the 1996-97 fiscal year, the other executive officers named in this Proxy Statement received incentive awards totaling $1,031,000. For the corporate officers (other than operating group presidents), the awards were based on the fact that the Company surpassed financial targets for earnings and cash flow and in recognition of the achievement of qualitative goals. For the operating group presidents, the awards were based on the performance of the relevant group and/or operation against their respective financial targets for earnings and cash flow, the fact that the Company surpassed financial targets for earnings and in recognition of the achievement of qualitative goals.

     LONG-TERM INCENTIVE PROGRAM. In the 1996-97 fiscal year, the Committee utilized the grant of nonqualified stock options, under the 1992 Meredith Corporation Stock Incentive Plan (the "1992 Plan") and under the 1996 Stock Incentive Plan (the "1996 Plan"), to the executive officers in the implementation of its long-term incentive program.

     The nonqualified stock options awarded by the Committee under the 1992 Plan and 1996 Plan during the 1996-97 fiscal year as part of the long-term incentive program are exercisable either one-third per year over the three-year period commencing on the first anniversary of the grant date or on the fifth anniversary of the grant date. The options granted will expire on the tenth anniversary of the date of grant. All options granted become exercisable in the event of the grantee's termination of employment due to death, disability or retirement. Unless the grantee's employment with the Company is terminated for reasons other than death, disability or retirement, the grantee may exercise all exercisable stock options until the date of expiration. All options granted during fiscal year 1996-97 carry an exercise price at or above the fair market value on the date of grant.

     During fiscal year 1996-97, in connection with his election to the office of Chief Executive Officer, Mr. Kerr was granted a total of 466,600 nonqualified stock options in three grants with exercise prices at the fair market value on the date of grant, and a total of 233,400 nonqualified stock options in three grants with exercise prices at 125% of the fair market value on the date of grant. The options granted to Mr. Kerr are exercisable on the fifth anniversary of the date of grant. The other named executive officers were granted an aggregate total of 345,200 nonqualified stock options at $20.3125 per share. These grants were in furtherance of the Committee's desire to encourage the executive officers to focus on long-term performance and stockholder value under the long-term incentive plan.

     FIFTEEN PERCENT RETURN ON EQUITY ("ROE") PROGRAM. The Company established a goal of achieving and maintaining a 15% ROE by the end of fiscal year 1996-97. Subsequent to the establishment of this goal, the Company adopted a change in accounting principle related to subscription acquisition costs which reduced the Company's stockholder equity thus favorably affecting the calculation of ROE. As of the end of fiscal year 1996-97, the Company's ROE was 18.2%, calculated as if the accounting principle had not been adopted, and 20.7% as calculated under the new accounting principle.

     Under the 15% ROE Program, in fiscal year 1994-95, Mr. Rehm was granted 64,056 nonqualified stock options at $11.5625 per share and 50,000 shares of restricted stock, Mr. Kerr was granted 155,768 nonqualified stock options at $11.5625 and the other named executive officers were granted an aggregate total of 329,040 nonqualified stock options at $11.5625 per share. The restrictions on up to 75% of the restricted stock were to lapse and the vesting of up to 75% of the nonqualified stock options was to accelerate if the Company achieved an ROE between 14.5% and 15% by the end of fiscal year 1996-97. The restrictions on the balance of the restricted stock were to lapse at the end of the following fiscal year if 15% ROE was achieved for that year. Similarly, the vesting of the balance of the nonqualified stock options was to accelerate to the end of the following fiscal year if the 15% ROE was achieved. The Committee on August 14, 1996, acting within its authority under the plan and in recognition of the achievement of the Company's ROE goal one year in advance of its target, authorized the lapse of the restrictions on 75% of the restricted stock granted to Mr. Rehm effective September 1, 1996 (subject to a limitation on the number of shares on which the restrictions lapse on that date to ensure the deductibility of the value of the shares under Section 162(m)), and authorized the acceleration of the vesting of 75% of the nonqualified stock options granted under the 15% ROE Program to August 14, 1996. Due to the continued ROE performance during fiscal year 1996-97, the balance of the restrictions lapsed (subject to limitation on the number of shares on which restrictions lapse on that date to ensure the deductibility of the value of the shares under Section 162(m)), and vesting accelerated on the balance of the restricted stock and stock options granted to September 1, 1997, and to August 10, 1997, respectively.

     EARNINGS PER SHARE ("EPS") PROGRAM. At its meeting on August 12, 1997, the Committee adopted a program using nonqualified stock options under the 1996 Plan to provide an incentive to the executive officers and other key employees to achieve an annualized EPS growth rate of 15% from the 1996-97 fiscal year to the 1999-2000 fiscal year and to maintain at least an average ROE of 15% over the three fiscal years ending June 30, 2000. On August 12, 1997, Mr. Kerr was granted 85,000 nonqualified stock options at $29.875 per share and the other named executive officers were granted an aggregate total of 87,000 nonqualified stock options at $29.875 per share under the EPS program. The options will become exercisable in February, 2007. The vesting of the options will accelerate to August 12, 2000, for a graduated number of options beginning with the achievement of at least an annualized EPS growth of 13% up to 100% of the number granted if the annualized EPS growth equals or exceeds 15%.

     THE MEREDITH EXECUTIVE STOCK OWNERSHIP PROGRAM. A stock ownership program has been designed by the Committee utilizing the 1992 Plan and the 1996 Plan. The purpose of the program is to encourage increased Company stock holdings by executive officers. Target levels of individual stock holdings were established for the participants in the program at one or two times base pay. Each participant, other than Mr. Rehm, is awarded restricted stock equal to 20% of his or her personal acquisitions of Company stock up to the established target since the last day of the prior fiscal year. The incremental stock holdings must be maintained for a specified period of time in order for the restrictions to lapse. The Committee believes this program will provide further incentives to the participants to focus on long-term Company performance and stockholder value. Mr. Rehm participated in the program and achieved his target level, but did not receive an award of restricted stock. The other named executive officers received an aggregate total of 10,440 shares of restricted stock under this program during fiscal year 1996-97.

OTHER COMPENSATION

     The CEO and other executive officers are eligible to participate in the Company benefit plans described elsewhere in this Proxy Statement under the terms of those plans and without consideration of achievement of performance standards.

PEER GROUP SELECTION AND COMPARATIVE ANALYSIS

     The Company does not believe that the published indices accurately reflect the mix of businesses in which the Company competes. Therefore, the Company has in good faith selected a Peer Group of 12 media and television broadcast companies for the purpose of preparing the stockholder performance graph contained elsewhere in this Proxy Statement. Recognizing that there are no other companies that have the exact same combination of businesses as the Company, the companies selected for the Peer Group have multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

     Many of the companies selected for the Peer Group are larger and/or engaged in businesses other than the Company's core businesses. Consequently, for the purposes of compensation comparisons, the Company and the Committee have chosen to use broader media and general industry survey information that includes information on members of the Peer Group. The Committee has attempted to maintain the compensation for the CEO and other executive officers at a level close to the mid-range of the surveyed groups.

CONCLUSION

     The Committee believes that the Company's executive compensation programs effectively tie executive pay to the performance of the Company and to stockholder value.

                         Mr. Robert E. Lee, Chairman
                         Mr. Frederick B. Henry
                         Mr. Richard S. Levitt
                         Mr. Nicholas L. Reding

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides a summary of compensation paid to Messrs. Rehm and Kerr and the other four most highly compensated executive officers of the Company for services rendered to the Company during each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                     -----------------------------
                                        ANNUAL COMPENSATION                      AWARDS
                                  --------------------------------   -----------------------------
                                                                      RESTRICTED       SECURITIES
                                                                        STOCK          UNDERLYING
                                                                        AWARDS           OPTION           ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY        BONUS     (1)(2)(3)(4)     AWARDS(3)(5)     COMPENSATION(6)
-------------------------------   ----      --------     --------    ------------     ------------     ---------------
Jack D. Rehm                      1997      $600,000     $750,000              0               0           $18,333
 Chairman of the Board and        1996       600,000      750,000              0         200,000            17,561
 Chief Executive Officer (7)      1995       525,000      650,000       $601,563          64,056            18,907

William T. Kerr                   1997      $530,000     $687,500       $ 85,752         700,000           $17,836
 President and Chief              1996       480,000      540,000         78,250         105,000            17,064
 Executive Officer (8)            1995       440,000      490,000        211,750         256,568            14,945

Christopher M. Little             1997      $376,000     $376,000       $ 60,026         154,600           $18,400
 President - Publishing Group     1996       356,000      325,000         15,650          54,600            18,700
                                  1995       336,000      332,000         96,250         178,656            19,510

Philip A. Jones                   1997      $338,000     $250,000       $ 29,156         145,000           $16,346
 President-Broadcasting Group     1996       320,000      202,000         46,950          45,000            15,789
                                  1995       302,000      293,000        197,313         159,628            16,285

Larry D. Hartsook                 1997      $212,000     $205,000       $ 30,013          23,400           $16,632
 Vice President - Finance         1996       193,500      190,000          3,913          21,000            16,472
                                  1995       183,500      175,000         57,750          90,320            16,444

Leo R. Armatis                    1997      $203,000     $200,000       $ 18,865          22,200           $15,482
 Vice President -                 1996       192,000      188,000              0          21,000            14,981
 Corporate Relations

------------------
(1) Accumulated Restricted Stock *


                                           AGGREGATE
                            SHARES       YEAR-END VALUE
                          ----------     --------------
Jack D. Rehm               254,266**       $7,373,714
William T. Kerr             52,400          1,519,600
Christopher M. Little       17,200            498,800
Philip A. Jones             35,360          1,025,440
Larry D. Hartsook           15,200            440,800
Leo R. Armatis              14,560            422,240


    *Adjusted for a two-for-one stock split in the form of a stock dividend on March 14, 1997.

   **Includes 109,724 shares Mr. Rehm acquired through the conversion of deferred long-term awards, and 31,342 shares awarded with restrictions that lapse only if the Company achieves certain ROE goals (see note 4 below). Dividends are paid on reported restricted stock.

(2) Restricted stock awards vest five years after date of grant, except for Mr. Rehm who has both five- and ten-year vesting restrictions and restrictions that lapse only if the Company achieves certain ROE goals (see note 4 below) and Mr. Kerr who has shares vesting at five, six, eight and ten years.

(3) Adjusted for a two-for-one stock split in the form of a stock dividend on March 14, 1997.

(4) On September 1, 1994, Mr. Rehm was awarded 50,000 shares of restricted stock with performance restrictions related to the Company's achieving at least a 14.50% ROE for the 1996-97 fiscal year and a 15% ROE for the 1997-98 fiscal year. On August 14, 1996, the Compensation/Nominating Committee approved the acceleration of the lapse of restrictions to September 1, 1996, on 75% of the shares of restricted stock (subject to a limitation on the number of shares on which the restrictions lapse on that date to ensure the deductibility of the value of the shares under Section 162 (m)) in recognition of the Company's having achieved and surpassed the ROE goal one year early. The restrictions on 18,658 shares lapsed on September 1, 1996, with the restrictions on the balance to lapse on June 1, 1998, due to the application of Section 162(m).
     The restrictions on 12,500 shares lapsed on September 1, 1997, due to the Company's achieving an ROE of at least 15% for the 1996-97 fiscal year.

(5) On August 10, 1994, Mr. Rehm and the other named executive officers were granted an aggregate of 548,864 nonqualified stock options exercisable in February 2004, but with an acceleration of vesting to 1997 on a graduated number up to 75% if the Company achieves an ROE for fiscal year 1996-97 equal to or greater than 14.50%, and the balance exercisable in 1998 if the Company achieves an ROE of at least 15% for the 1997-98 fiscal year. On August 14, 1996, the Compensation/Nominating Committee approved the acceleration of the vesting of 75% of said options as of that date in recognition of the Company's having achieved and surpassed the ROE goal one year early. The balance of the options became exercisable on August 13, 1997, since the Company achieved an ROE of at least 15% for the 1996-97 fiscal year.

(6) This column discloses: (a) matching contributions made by the Company equal to 75% of the first 5% of the employee's contributions to the Meredith Savings and Investment Plan, a defined contribution plan available generally to the employees of the Company. The Company made matching contributions to the plan of $6,536 for Mr. Rehm; $6,536 for Mr. Kerr; $6,000 for Mr. Little; $5,686 for Mr. Jones; $5,972 for Mr. Hartsook; and $5,682 for Mr. Armatis; and (b) life insurance premiums paid by the Company on policies that are owned by the employees under split dollar insurance arrangements as follows: Mr. Rehm, $11,797; Mr. Kerr, $11,300; Mr. Little, $12,400; Mr. Jones, $10,660; Mr. Hartsook, $10,660; and $9,800 for Mr.
     Armatis.

(7) Served as Chairman from July 1, 1992, to present and as Chief Executive Officer from 1989 through December 31, 1996.

(8) Served as President from July 1, 1994, to present and as Chief Executive Officer from January 1, 1997, to present.

OPTION GRANTS TABLE

     The following table sets forth certain information with respect to options to purchase shares of the Company's common stock awarded during the 1996-97 fiscal year to the named executive officers. All options granted were nonqualified options. No stock appreciation rights alone or in tandem with stock options were awarded in fiscal year 1996-97. The option exercise price is no lower than the fair market value of the Company's common stock on the date of the grant. All options become exercisable in installments of one-third on the first three anniversaries of the date of grant, except for Mr. Kerr's which all vest five years from grant date, and 100,000 shares each for Messrs. Little and Jones, which also vest five years from award date.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     REALIZABLE VALUE AT
                                                                                                       ASSUMED ANNUAL
                                                                                                    RATES OF STOCK PRICE
                                      INDIVIDUAL GRANTS                                        APPRECIATION FOR OPTION TERM(3)
---------------------------------------------------------------------------------------------- -------------------------------
                             NUMBER OF           % OF TOTAL
                            SECURITIES       OPTIONS GRANTED TO   EXERCISE
                            UNDERLYING          EMPLOYEES IN       OR BASE       EXPIRATION
NAME                     OPTIONS GRANTED**     FISCAL YEAR(1)     PRICE ($)        DATE(2)         5% ($)         10% ($)
----------------------- ------------------   ------------------   ---------    ---------------  ------------   --------------
Jack D. Rehm                        -                  -                -            -          $          0   $            0

William T. Kerr               116,600               7.97%         21.0938        June 30, 2006     1,546,790        3,919,869
William T. Kerr                58,400               3.99%         26.3672        June 30, 2006       968,400        2,454,116
William T. Kerr               116,600               7.97%         20.3125      August 13, 2006     1,489,498        3,774,679
William T. Kerr                58,400               3.99%         25.3905      August 13, 2006       932,528        2,363,210
William T. Kerr               116,600               7.97%         32.5390      January 1, 2007     2,386,056        6,046,734
William T. Kerr               233,400              15.96%         26.0313      January 1, 2007     3,820,978        9,683,110

Christopher M. Little          54,600               3.73%         20.3125      August 13, 2006       697,483        1,767,560
Christopher M. Little         100,000               6.84%         20.3125      August 13, 2006     1,277,442        3,237,289
Philip A. Jones                45,000               3.08%         20.3125      August 13, 2006       574,849        1,456,780
Philip A. Jones               100,000               6.84%         20.3125      August 13, 2006     1,277,442        3,237,289
Larry D. Hartsook              23,400               1.60%         20.3125      August 13, 2006       298,921          757,526
Leo R. Armatis                 22,200               1.52%         20.3125      August 13, 2006       283,592          718,678

All Stockholders (4)                -                  -                -            -           680,301,951    1,724,018,714

-------------------------
**Adjusted for a two-for-one stock split in the form of a stock dividend on March 14, 1997.

(1)  Total options granted during the fiscal year were 1,462,800.

(2) Options are fully exercisable after death or termination of employment due to disability or retirement through the expiration date.

(3) As required by the rules of the Securities and Exchange Commission, the dollar amounts under these columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. The prescribed rates are not intended to forecast possible future appreciation.

(4) All stockholders are shown for comparison purposes only. The realizable value to all stockholders is the aggregate net gain, assuming a starting market price of $20.3125 (the fair market value on August 13, 1996), and appreciation at assumed annual rates of 5% and 10% for a ten-year period.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth as to each named executive officer information with respect to the status of all options granted as of June 30, 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                               OPTIONS AT FY-END (#)(1)            FY-END ($)(2)
                                                              ---------------------------   ---------------------------
                         SHARES ACQUIRED
NAME                       ON EXERCISE    VALUE REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  ---------------  ------------------  -----------   -------------   -----------   -------------
Jack D. Rehm                300,000          $5,629,500        414,710        149,346        $7,777,954    $1,717,147
William T. Kerr                   0                   0        347,826        842,542         6,385,507     5,114,721
Christopher M. Little             0                   0        183,192        240,664         3,232,177     2,655,004
Philip A. Jones                   0                   0        239,220        219,608         4,526,038     2,405,040
Larry D. Hartsook                 0                   0        114,040         62,280         2,105,256       808,632
Leo R. Armatis               16,400             289,809         93,928         56,508         1,722,857       718,483

---------------------
(1) Adjusted for a two-for-one stock split in the form of a stock dividend on March 14, 1997.

(2) Calculated based on the fair market value of the Company's common stock on June 30, 1997 ($29.00).

                        COMPARISON OF STOCKHOLDER RETURN

     The following graph compares the performance of the Company's common stock during the period July 1, 1992, to June 30, 1997, with the S&P 500 Index and a Peer Group of 12 companies engaged in multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

     The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Peer Group selected by the Company for comparison, which is also weighted by market capitalization, is comprised of the following: A.H. Belo Corporation; Gannett Company, Inc.; Lee Enterprises, Inc.; McGraw-Hill, Inc.; Media General, Inc.; New York Times Company; Reader's Digest Association, Inc.; E.W. Scripps Company; Time Warner, Inc.; Times Mirror Company; Tribune Company and Washington Post Company.

     The graph depicts the results of investing $100 in the Company's common stock, the S&P 500 Index and the Peer Group at closing prices on June 30, 1992. It assumes that dividends were reinvested.


                              [PLOT POINTS GRAPH]

                      1992     1993     1994     1995     1996     1997
                     ------   ------   ------   ------   ------   ------
Meredith .........    $100     $134     $161     $196     $325     $456
S&P 500  .........    $100     $114     $115     $145     $183     $246
Peer Group  ......    $100     $113     $115     $132     $157     $200

                  RETIREMENT PROGRAMS AND EMPLOYMENT AGREEMENTS

     The Company maintains separate qualified defined benefit plans for its union and nonunion employees, as well as two nonqualified supplemental pension plans covering certain nonunion employees. Defined benefit plans and the supplemental pension plans are actuarial plans and the amount of the contribution with respect to a specific person cannot readily be separately calculated by the regular actuaries for the plans. The Company makes annual contributions to the qualified plans to the extent permitted by the funding rules of the Internal Revenue Service.

     As of January 1, 1997, the latest date for which information is available, 252 employees participated in the bargaining unit defined benefit plan and 2,109 nonunion employees participated in the nonunion defined benefit plans. Assuming retirement at age 65, estimated annual retirement benefits under the nonunion qualified plan as in effect for the 1997 plan year would be as follows:

                                  PENSION TABLE

                                 YEARS OF SERVICE*
   FINAL         -----------------------------------------------
  AVERAGE
COMPENSATION        10           15           20           25
------------     --------     --------     --------     --------

   $100,000      $ 15,226     $ 22,840     $ 30,453     $ 38,066
    150,000        25,226       37,840       50,453       63,066
    200,000        35,226       52,840       70,453       88,066
    300,000        55,226       82,840      110,453      138,066
    400,000        75,226      112,840      150,453      188,066
    500,000        95,226      142,840      190,453      238,066
    600,000       115,226      172,840      230,453      288,066

------------------

*Service prior to September 1, 1989, may cause these amounts to be increased due to the conversion of the defined benefit plan (including the participant contributions, if any) to the cash balance formula. Service credit is capped at 25 years, so there are no incremental retirement benefits under the qualified plan for years after 25 years of service.

     As of January 1, 1997, the credited years of service for individuals listed in the compensation table above are as follows: Jack D. Rehm, Chairman - 34 years; William T. Kerr, President and Chief Executive Officer - 5 years; Philip
A. Jones, President-Broadcasting Group - 17 years; Christopher M. Little, President-Publishing Group - 4 years; Larry D. Hartsook, Vice President-Finance
- 27 years and Leo R. Armatis, Vice President-Corporate Relations - 16 years. For 1996, covered compensation for purposes of the supplemental pension plans including bonuses was $1,350,000 for Jack D. Rehm, Chairman; $1,035,000 for William T. Kerr, President and Chief Executive Officer; $531,000 for Philip A. Jones, President-Broadcasting Group; $691,000 for Christopher M. Little, President-Publishing Group; $392,750 for Larry D. Hartsook, Vice President-Finance and $385,500 for Leo R. Armatis, Vice President-Corporate Relations.

     The Company has an agreement with Mr. Rehm that provides for his employment at least through October 31, 1997, but not later than December 31, 1997, and for his holding the office of Chairman through December 31, 1997. Prior to July 1, 1997, Mr. Rehm received an annual salary of not less than $475,000 and an annual incentive bonus determined under the terms of the Company's Management Incentive Plan. As of July 1, 1997, Mr. Rehm's annualized salary through the term of his employment is not less than $500,000, and he is no longer eligible to participate in the Company's Management Incentive Plan. In the event of the termination of Mr. Rehm's employment due to death, his then current annual base salary will be paid to his designated beneficiary for a period of 12 months following the date of death. In the event Mr. Rehm becomes permanently disabled, his annual base salary will continue to be paid at periodically reduced rates through October 31, 1998. If Mr. Rehm is discharged for reasons other than cause, the Company will continue to pay Mr. Rehm his annual base salary through October 31, 1997. Mr. Rehm's contract also provides that he will serve as a consultant to the Company, receiving not less than $150,000 per year, following the termination of his employment through December 31, 2000.

     The Company entered into an agreement effective January 1, 1997, with Mr. Kerr that provides for his employment through December 31, 2001, subject to automatic renewal for subsequent one-year terms. The agreement provides that Mr. Kerr will serve as Chief Executive Officer and President of the Company or in such other position as elected by the Board. The agreement anticipates Mr. Kerr's election as Chairman of the Board effective January 1, 1998. Mr. Kerr receives a minimum annual salary of $550,000 and an incentive bonus determined under the terms of the Company's Management Incentive Plan. The agreement also provides for the grant of nonqualified stock options, information on which is presented elsewhere in this Proxy Statement. In the event Mr. Kerr becomes permanently disabled, his annual base salary will continue to be paid at periodically reduced rates through the period that would have constituted his term of employment, but not beyond April 30, 2006. In addition to participating in the Meredith Employees' Retirement Income Plan, the Meredith Savings and Investment Plan and the Company's supplemental retirement plans, the Company has established a Minimum Supplemental Retirement Benefit Program ("MSRBP") for the benefit of Mr. Kerr. The MSRBP provides for a minimum retirement benefit equal to the benefits Mr. Kerr would have received under the retirement plans of a previous employer offset by benefits accrued under the Company's pension plans. The MSRBP also provides for a death benefit related to the value of the accrued benefit under the MSRBP.

     Messrs. Rehm and Kerr and the other executive officers of the Company have all entered into Severance Agreements with the Company. These agreements provide for the payment to the executive of an amount equal to three times the average annual base salary and incentive compensation paid to the executive during the three fiscal years immediately prior to a change in control of the Company as defined in detail in the agreements. Two Restricted Stock Agreements entered into with Mr. Rehm in 1992 provide for the lapse of the restrictions in the event of a change in control of the Company, as defined in the agreements. All agreements with the executive officers with respect to grants of nonqualified stock options under the 1996 Plan provide for the vesting of the options in the event of a change of control in accordance with the terms of the 1996 Plan.


                            STOCKHOLDERS' PROPOSALS

     Stockholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the 1998 Annual Meeting of Stockholders must submit the proposals so that they are received by the Company no later than June 3, 1998. The proposals should be addressed to Thomas L. Slaughter, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendations of its Audit Committee, the Board of Directors of the Company selected KPMG Peat Marwick as independent public accountants of the Company and its subsidiaries for the fiscal year ending June 30, 1998. KPMG Peat Marwick examined the financial statements of the Company and its subsidiaries for the most recently completed fiscal year. Representatives of that firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they so desire and will be available to respond to appropriate questions presented at the meeting by stockholders.


                                FURTHER BUSINESS

     Except as hereinbefore stated, the management knows of no further business intended to be presented at the meeting, but, if any further business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment.

                                        THOMAS L. SLAUGHTER
                                   VICE PRESIDENT-GENERAL COUNSEL
                                           AND SECRETARY

Des Moines, Iowa
October 1, 1997

                                  DETACH HERE


                              MEREDITH CORPORATION

                                     PROXY

                             CLASS B COMMON STOCK

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 10, 1997

FREDERICK B. HENRY, E.T. MEREDITH III and JACK D. REHM, and each of them are hereby appointed proxies of the stockholder(s) signing this card on the reverse side, with power of substitution acting by a majority of proxies present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation common stock which said stockholder(s) is (are) entitled to vote, at the ANNUAL MEETING OF STOCKHOLDERS to be held at the company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 10, 1997, at 10:00 A.M., local time, and at any adjournment thereof, with all the powers the signing stockholders would possess if present. The Directors recommend a vote FOR such matters. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all proposals shown on the reverse side of this card and as set forth in the Notice of Annual Meeting dated October 1, 1997. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        [SEE REVERSE
                                                                         SIDE]

   Detach card below, sign, date and mail in postage-paid envelope provided.



                          [LOGO] MEREDITH CORPORATION

         PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY.



                                  DETACH HERE

[X]  Please mark votes as in this example.

1. Election of four Class II Directors to serve until the annual meeting in 2000, as provided in the bylaws of the Company:

     Nominees: Herbert M. Baum, Frederick B. Henry, William T. Kerr, and
               Nicholas L. Reding

                          [ ] FOR       [ ] WITHHELD

2. Election of one Class III Director to serve until the annual meeting in 1998, as provided in the bylaws of the Company:

     Nominee: Mary Sue Coleman

                          [ ] FOR       [ ] WITHHELD

3. In its discretion, upon such other matters as may properly come before the meeting.


[ ] For all nominees except as noted above




                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by an authorized person.


Signature:_________________ Date:_______ Signature:________________ Date:_______

                                  DETACH HERE


                              MEREDITH CORPORATION

                                     PROXY

                                  COMMON STOCK

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 10, 1997

FREDERICK B. HENRY, E.T. MEREDITH III and JACK D. REHM, and each of them are hereby appointed proxies of the stockholder(s) signing this card on the reverse side, with power of substitution acting by a majority of proxies present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation common stock which said stockholder(s) is (are) entitled to vote, at the ANNUAL MEETING OF STOCKHOLDERS to be held at the company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 10, 1997, at 10:00 A.M., local time, and at any adjournment thereof, with all the powers the signing stockholders would possess if present. The Directors recommend a vote FOR such matters. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all proposals shown on the reverse side of this card and as set forth in the Notice of Annual Meeting dated October 1, 1997. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       [SEE REVERSE
                                                                        SIDE]

   Detach card below, sign, date and mail in postage-paid envelope provided.



                           [LOGO] MEREDITH CORPORATION


         PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY.



                                  DETACH HERE

[X]  Please mark votes as in this example.

1. Election of four Class II Directors to serve until the annual meeting in 2000, as provided in the bylaws of the Company:

     Nominees: Herbert M. Baum, Frederick B. Henry, William T. Kerr, and
               Nicholas L. Reding

                          [ ] FOR       [ ] WITHHELD

2. Election of one Class III Director to serve until the annual meeting in 1998, as provided in the bylaws of the Company:

     Nominee: Mary Sue Coleman

                          [ ] FOR       [ ] WITHHELD

3. In its discretion, upon such other matters as may properly come before the meeting.


[ ] For all nominees except as noted above




                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by an authorized person.


Signature:_________________ Date:_______ Signature:________________ Date:_______